U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 15, 2000
                               -----------------

                             INFODATA SYSTEMS INC.
            (Exact Name of Registrant as Specified in its Charter)


                                    0-10416
                           (Commission File Number)

           Virginia                                 16-0954695
 (State or other jurisdiction             (I.R.S. Employer Identification No.)
      of incorporation)


   12150 Monument Drive, Fairfax, Virginia                    22033
   (Address of Principal Executive Office)                  (Zip Code)


                  (703) 934-5205 (Issuer's Telephone Number)

Item 5.     Other Events.

GOVERNMENT CONTRACT AWARD

      On June 15, 2000, Infodata Systems Inc. (the "Company") was notified that it had been selected by a U.S. Government Agency as the prime contractor to provide a complex intelligence management system. The Company's team, which includes BAE Systems Inc., CTX Corporation, Documentum Inc., IBM Corporation, and Technology Associates, was one of three teams who submitted proposals in response to the Government's solicitation.

      The Company's $17.9M proposal provided for a base year and four option years. Currently, the Company and the Government are discussing the details of the engagement with a view toward finalizing an agreement, with performance beginning during the third quarter of this year.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     INFODATA SYSTEMS INC.


                                                     /s/STEVEN M. SAMOWICH
                                                     ---------------------
Date:  June 21, 2000                                 Steven M. Samowich
                                                     President and
                                                     Chief Executive Officer